UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2015

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Rogerdale Rd. Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 325-6000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders.

On March 20, 2015, C&J Energy Services, Inc. (“C&J”) held a special meeting of stockholders (the “Special Meeting”). A total of 46,316,324 shares of C&J common stock entitled to vote, representing 83.68% of the shares of C&J common stock outstanding as of the Record Date of January 30, 2015 (the “Record Date”), were present or represented, in person or by proxy, at the Special Meeting.

At the Special Meeting, C&J stockholders voted on four proposals. Each of these proposals is more fully described in C&J’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on February 13, 2015 and is incorporated herein by reference.

Approximately 81.73% of the shares outstanding as of the Record Date, or approximately 97.66% of the shares that were voted at the Special Meeting, voted to approve the proposal to adopt the Merger Agreement (as defined below). Approximately 64.90% of the shares outstanding as of the Record Date, or approximately 77.56% of the shares that were voted at the Special Meeting, voted to approve the provision in the Amended and Restated Bye-Laws of Nabors Red Lion Limited (“Red Lion”) that classifies the Red Lion Board of Directors into three separate classes with staggered terms. Approval of this proposal is a condition to the completion of the Merger (as defined below) as contemplated by the Merger Agreement. Lastly, approximately 67.20% of the shares outstanding as of the Record Date, or 80.30% of the shares that were voted at the Special Meeting, voted to approve the compensation that may be paid or become payable to C&J’s named executive officers in connection with the Merger. A summary of the voting results for each proposal is set forth below:

Proposal 1 – The Merger Agreement

The proposal to adopt the Agreement and Plan of Merger, dated as of June 25, 2014 (as amended from time to time the “Merger Agreement”), by and among C&J, Nabors Industries Ltd. (“Nabors”), Red Lion, Nabors CJ Merger Co., a wholly-owned subsidiary of Red Lion (“Merger Sub”), and CJ Holding Co., a wholly-owned subsidiary of Red Lion, pursuant to which Merger Sub would merge with and into C&J, with C&J surviving as a wholly-owned subsidiary of Red Lion (the “Merger”).

The C&J stockholders approved this Proposal 1 with the following voting results:

For	Against	Abstain
45,236,758	1,042,124	37,442

Proposal 1A- Classified Board

The proposal to approve a provision in the Amended and Restated Bye-Laws of Red Lion that classifies the Red Lion Board of Directors into three separate classes with staggered terms.

The C&J stockholders approved this Proposal 1A with the following voting results:

For	Against	Abstain
35,923,127	10,349,378	43,819

Proposal 2 – Non-Binding Advisory Vote on Executive Compensation

The proposal to consider and cast a non-binding, advisory vote on the compensation that may be paid or become payable to C&J’s named executive officers that is based on or otherwise relates to the transactions proposed by the Merger Agreement.

The C&J stockholders approved this Proposal 2 with the following voting results:

For	Against	Abstain
37,194,544	8,804,585	317,195

Proposal 3 – ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

The C&J stockholders approved this Proposal 3 with the following voting results:

For	Against	Abstain
43,922,841	2,361,392	32,091

Item 7.01	Regulation FD

Item 8.01	Other Events

On March 20, 2015, C&J issued a press release announcing the voting results at its Special Meeting. A copy of this press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of C&J Energy Services, Inc., dated March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&J ENERGY SERVICES, INC.

Date: March 20, 2015

	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of C&J Energy Services, Inc., dated March 20, 2015.